Exhibit 99.1

Winston Hotels, Inc.
2626 Glenwood Avenue • Suite 200
Raleigh, North Carolina 27608
www.winstonhotels.com
NYSE: WXH

FOR FURTHER INFORMATION:

WINSTON HOTELS:
Patti L. Bell	Jerry Daly or Carol McCune
Assistant Vice President	(703) 435-6293
Investor Relations & Administration	(jerry@dalygray.com, carol@dalygray.com)
(919) 510-8003
pbell@winstonhotels.com
For Immediate Release
Winston Hotels Announces Termination of Contract
to Acquire Tribeca Hilton Garden Inn
     RALEIGH, N.C., June 13, 2007—Winston Hotels, Inc. (NYSE: WXH), a real estate investment trust (“REIT”) and owner of premium limited-service, upscale extended-stay and full-service hotels, today announced that it terminated its contract to acquire the Tribeca Hilton Garden Inn and agreed to dismiss its pending action against the seller in exchange for a payment of $16 million. The company also extended the outside closing date under its contract to acquire the Chelsea Hilton Garden Inn.
     In August 2006, the company announced that it had entered into definitive agreements to acquire two hotels under construction in New York City (one each in the Tribeca and Chelsea sections of Manhattan) for a purchase price of $55 million each. As previously disclosed in the company’s periodic reports, the Tribeca hotel experienced construction delays and the company pursued legal action against the seller. On June 12, 2007, the company terminated its contract to acquire the Tribeca Hilton Garden Inn hotel and agreed to dismiss its pending action against the seller in exchange for a payment of $16 million. In addition, on June 12, 2007 the company extended the outside closing date under its contract to acquire the Chelsea Hilton Garden Inn hotel, which is under construction and expected to open in the third quarter of 2007. Acquisition of this hotel is subject to customary closing conditions.
Proposed Merger With an Affiliate of Inland American Real Estate Trust, Inc.
     On April 2, 2007, the company, along with its operating partnership, WINN Limited Partnership, entered into a definitive agreement and plan of merger with Inland American Real Estate Trust, Inc. (“Inland American”) and its wholly owned subsidiary, Inland American Acquisition (Winston), LLC (“IAA”), pursuant to which Inland American has agreed to purchase 100% of the outstanding shares of common stock and Series B preferred stock of the company. IAA will survive the merger. In the merger, each share of Winston’s common stock will be converted into the right to receive $15.00 in cash. In addition, each share of Winston’s Series B preferred stock will be converted into the right to receive $25.38 per share (or $25.44 per share if the effective time of the merger occurs prior to June 30, 2007) in cash, plus any accrued and unpaid dividends as of the effective time of the merger. Pursuant to the terms of the agreement and plan of merger with Inland American, dividends will not be paid on the common stock.
     The company will hold a special meeting of its common shareholders on Thursday, June 21, 2007 at 10:00 a.m., Eastern time, at the Homewood Suites hotel located at 5400 Edwards Mill Road, Raleigh, North Carolina, to consider and vote upon the proposed merger. The company’s board of directors has fixed the close of business on May 11, 2007 as the record date for determining the shareholders entitled to notice of and to vote at the special meeting and at any adjournments or postponements thereof.

     The consummation of the merger is anticipated in the third quarter of 2007 and is subject to customary closing conditions including, among other things, the approval of the merger, the merger agreement, and the other transactions contemplated by the merger agreement by the affirmative vote of holders of at least a majority of the company’s outstanding common stock. The closing of the merger is not subject to a financing condition.
About the Company
     As of June 13, 2007, Winston Hotels owned or was invested in 50 hotel properties in 18 states, having an aggregate of 6,782 rooms. This included 42 wholly owned properties with an aggregate of 5,748 rooms, a 41.7% ownership interest in a joint venture that owned one hotel with 121 rooms, a 60% ownership interest in a joint venture that owned one hotel with 138 rooms, a 49% ownership interest in a joint venture that owned one hotel with 118 rooms, a 48.78% ownership interest in a joint venture that owned one hotel with 147 rooms, a 13.05% ownership interest in a joint venture that owned three hotels with an aggregate of 387 rooms, and a 0.21% ownership interest in a joint venture that owned one hotel with 123 rooms for which substantially all of the profit or loss generated by the joint venture is allocated to the company. As of March 31, 2007, the company had $29.5 million in loan receivables from owners of several hotels. The company does not hold an ownership interest in any of the hotels for which it has provided debt financing. For more information about Winston Hotels, Inc., visit the company’s web site at www.winstonhotels.com.
Additional Information about the Merger and Where to Find It
     In connection with the proposed merger, the company has filed a definitive proxy statement with the Securities and Exchange Commission (SEC) and has provided shareholders as of the record date with a copy of the definitive proxy statement. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE DEFINITIVE PROXY

STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, INLAND AMERICAN REAL ESTATE TRUST, INC. AND THE PROPOSED MERGER. Investors can obtain the definitive proxy statement and all other relevant documents filed by the company with the SEC free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by the company by contacting the company’s Investor Relations at (919) 510-8003 or accessing the company’s investor relations web site, www.winstonhotels.com. Investors and security holders are urged to read the definitive proxy statement and the other relevant materials before making any voting or investment decision with respect to the merger.
     The company and its executive officers, directors, and employees may be deemed to be participating in the solicitation of proxies from the security holders of the company in connection with the merger. Information about the executive officers and directors of the company and the number of company common shares beneficially owned by such persons is set forth in the company’s Annual Report on Form 10-K for the year ended December 31, 2006, which was filed with the SEC on March 16, 2007, as amended by the company’s Annual Report on Form 10-K/A, which was filed with the SEC on April 30, 2007. Investors and security holders may obtain additional information regarding the direct and indirect interests of the company and its executive officers, directors and employees in the merger by reading the definitive proxy statement regarding the merger.
Cautionary Note Regarding Forward Looking Statements
Certain statements in this release that are not historical fact may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Numerous risks, uncertainties and other factors may cause actual results to differ materially from those expressed in any forward-looking statements. These factors include, but are not limited to: (i) failure of customary closing conditions, (ii) development and redevelopment risks, including risk of construction delay, cost overruns, occupancy, governmental permits, zoning, the increase of development costs in connection with projects that are not pursued to completion, (iii) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (iv) the outcome of any legal proceedings that have been or may be instituted by or against the company; (v) the inability to complete the merger due to the failure to obtain shareholder approval or the failure to satisfy other conditions to completion of the merger; (vi) risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger; (vii) the ability to recognize the benefits of the merger; and (viii) the amount of the costs, fees, expenses and charges related to the merger. Although the company believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. For a further discussion of these and other factors that could impact the company’s future results, performance, achievements or transactions, see the documents filed by the company from time to time with the SEC, and in particular the section titled, “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2006, which was filed with the SEC on March 16, 2007, as amended by the company’s Annual Report on Form 10-K/A, which was filed with the SEC on April 30, 2007. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.